Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276870

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 13, 2024)

BRERA HOLDINGS PLC

2,074,074 Class B Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,074,074 class B ordinary shares, $0.005 nominal value per share (“Class B Ordinary Shares”), at a price of $0.675 per share, to certain accredited investors, for up to $1,400,000 in gross proceeds.

The Class B Ordinary Shares are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BREA”. On June 16, 2025, the closing sale price of the Class B Ordinary Shares on Nasdaq was $0.6329. As of the date of this prospectus supplement, the aggregate market value of outstanding Class B Ordinary Shares held by non-affiliates was approximately $4.3 million, based on 13,425,000 Class B Ordinary Shares issued and outstanding, of which 5,875,000 Class B Ordinary Shares were held by non-affiliates, and the last sale price of $0.74 per Class B Ordinary Share as reported by the Nasdaq on May 5, 2025, which was the highest closing price within the last 60 days prior to the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in primary offerings pursuant to this prospectus supplement with a value more than one-third of the aggregate market value of our Class B Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class B Ordinary Shares held by non-affiliates is less than $75 million. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month period that ends on and includes the date hereof.

We have retained D. Boral Capital LLC (“D. Boral”), Boustead Securities, LLC (“Boustead”) and Sutter Securities, Inc. (“Sutter” and, collectively with D. Boral, Boustead and Sutter, the “Placement Agents”), as exclusive placement agents in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our Class B Ordinary Shares. The Placement Agents have no obligation to buy any of the Class B Ordinary Shares from us or to arrange for the purchase or sale of any specific number or dollar amount of Class B Ordinary Shares. We will pay the Placement Agents a fee equal to the sum of 7.0% of the gross sales price of all Class B Ordinary Shares sold through the Placement Agents. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

We have two classes of authorized ordinary shares, Class A Ordinary Shares, nominal value $0.005 per share (the “Class A Ordinary Shares”), and Class B Ordinary Shares. The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion. The Class A Ordinary Shares generally vote together with the Class B Ordinary Shares as a group, unless otherwise prohibited by law. Each Class A Ordinary Share is entitled to ten votes and is convertible into one Class B Ordinary Share. Each Class B Ordinary Shares is entitled to one vote. As of June 17, 2025, the holders of our outstanding Class A Ordinary Shares collectively held approximately 83.8% of the voting power of our outstanding share capital and collectively are therefore our controlling shareholders. The holders of our Class A Ordinary Shares are Daniel Joseph McClory, our Executive Chairman and a director; Pinehurst Partners LLC, which is controlled by Daniel Joseph McClory; and BREA Holdings, LLC, which is controlled by Daniel Joseph McClory. Daniel Joseph McClory directly or indirectly controls approximately 83.8% of all voting rights and therefore has controlling voting power. In addition, our key officers and directors have controlling voting power in the Company by collectively controlling approximately 85.1% of all voting rights. As a result, we are a “controlled company” under Nasdaq’s rules. We currently rely on the “controlled company” exemption from the requirement that a majority of the board of directors consist of independent directors. See Item 3.D. “Risk Factors – Risks Related to Ownership of Our Class B Ordinary Shares – As a ‘controlled company’ under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), which is incorporated by reference into this prospectus supplement.

Boustead and Sutter have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because Daniel Joseph McClory is an affiliated and associated person of Boustead and Sutter and has controlling voting power in our company. Due to this conflict of interest, D. Boral is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to the registration statement and this prospectus supplement and the accompanying prospectus.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See Item 3.D. “Risk Factors – Risks Related to Ownership of Our Class B Ordinary Shares – We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our shareholders could receive less information than they might expect to receive from more mature public companies.” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

Investing in our Class B Ordinary Shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other documents that are incorporated by reference in this prospectus supplement and the accompanying base prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Offering price	$0.67500	$1,399,999.95
Placement agent fees(1)	$0.04725	$98,000.00
Proceeds, before expenses, to us	$0.62775	$1,301,999.95

(1)	In addition, we have agreed to reimburse the Placement Agents for certain offering-related expenses up to an aggregate of $25,000. See “Plan of Distribution.”

We expect that delivery of the Class B Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June 18, 2025, subject to customary closing conditions.

D. Boral Capital LLC	Boustead Securities, LLC

Sutter Securities, Inc.

The date of this prospectus supplement is June 17, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our securities.

We are responsible for the information contained in this prospectus supplement or any document incorporated by reference into this prospectus supplement. This prospectus supplement and documents incorporated by reference into this prospectus supplement include industry data and forecasts that we obtained from industry publications and surveys as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources. While we believe that all such information contained in this prospectus supplement is accurate and complete, nonetheless such data involve uncertainties and risks, including risks from errors, and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and documents incorporated by reference into this prospectus supplement.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free-writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Boustead has not, authorized anyone to provide you with information that is different. We and Boustead take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our securities.

For the avoidance of doubt, any offer of securities (within the meaning of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”)) contained in this prospectus is addressed to less than 150 natural or legal persons per member state of the European Union and accordingly, there is no legal obligation or requirement to publish this prospectus in the European Union in accordance with the provisions of the Prospectus Regulation.

In this prospectus supplement, unless the context indicates otherwise, “we,” “us,” “our,” “Brera Holdings,” “the Company,” “our company” and similar references refer to the operations of Brera Holdings PLC, a public limited company incorporated in the Republic of Ireland, and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions.

Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus supplement, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F and our Reports on Form 6-K, as well as any amendments thereto.

The forward-looking statements contained in this prospectus supplement represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained below and throughout this prospectus. All forward-looking statements contained in this prospectus supplement, any applicable additional prospectus supplement or free writing prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.

Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our projected revenues, profits, earnings and other estimated financial information;

●	our ability to secure additional funding necessary for the expansion of our business;

●	the growth of and competition trends in our industry;

●	our expectations regarding the popularity and competitive success of our sports teams;

●	our ability to maintain strong relationships with our fans, supporters and sponsors;

●	our expectation regarding the use of proceeds from this offering;

●	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;

●	our ability to comply with continued listing requirements of Nasdaq;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Brera Holdings is an Irish holding company focused on multi-club ownership (“MCO”) and expanding its global portfolio of men’s and women’s sports clubs with increased opportunities to earn tournament prizes, gain sponsorships, obtain transfer fees and provide other professional football- and sports-related consulting services.

We seek to build on the legacy and brand of Brera FC, the first football club that we acquired in July 2022. Brera FC, known as “The Third Team of Milan,” is an amateur football association which has been building an alternative football legacy since its founding in 2000. In March 2023, we expanded to Africa with the establishment of Brera Tchumene FC, a team admitted to the Second Division League in Mozambique, a country of nearly 32 million people, which was promoted to Mocambola (First Division for Mozambique), for the 2024 season. In April 2023, we acquired 90% of the European first division football team Fudbalski Klub Akademija Pandev in North Macedonia, a country with participation rights in two major Union of European Football Association (“UEFA”) competitions, the Europa League and the Europa Conference League, and rebranded the team Brera Strumica FC. In June 2023, we acquired, through open market purchases, a strategic stake in Manchester United PLC, which is listed on the New York Stock Exchange, and a portion of our stake was subject to a tender offer by Sir Jim Radcliffe and sold at a 74% realized gain in February 2024.

In July 2023, we completed the acquisition of a majority ownership in the Italian Serie A1 women’s professional volleyball team, UYBA Volley S.s.d.a.r.l. In September 2023, we assumed control of Bayanzurkh Sporting Ilch FC, a team in the Mongolian National Premier League, which became Brera Ilch FC when the football season resumed in March 2024. In February 2024, we established the Brera Holdings Advisory Board, whose current members are Major League Soccer founder and World Cup director Alan Rothenberg, luxury lifestyle executive Massimo Ferragamo, sports business leaders Paul Tosetti and Marshall Geller, Italian football icon Giuseppe Rossi, and economist Arthur Laffer. In July 2024, we established a joint stock company for the North Macedonian women’s football club Tiverija Strumica, now known as Brera Tiverija FC, a wholly-owned subsidiary of Brera Strumica FC. In December 2024, we began our acquisition of approximately 52% of the Italian Serie B football club Juve Stabia. As of the date of this prospectus supplement, we have acquired approximately 38% of Juve Stabia.

Football is one of the most popular spectator sports on Earth, with a global market valued at $1.8 billion in 2019, projected to reach $3.8 billion by 2027, with Europe currently being the largest market (“Global football market by type, manufacturing process and distribution channel: global opportunity analysis and industry forecast, 2021–2027,” May 2021). We believe that the leaders in the football industry, as with all enterprises, must demonstrate an awareness of social issues. We believe that teams that do not demonstrate such awareness will not succeed, and that the European football industry is signaling a need for socially impactful ways to expand access to capital and revenues.

With this in mind, we organized, promoted and participated in the FENIX Trophy, our newly formed non-professional pan-European football tournament recognized by UEFA. FENIX is an acronym for “Friendly European Non-professional Innovative Xenial.” The FENIX Trophy was intended to allow Brera FC to connect with the local community, increase our fanbase, and develop important relationships with other European football clubs. We believe that discussions about the FENIX Trophy spread awareness of these tenets of social impact football.

We also believe that the competition’s meaning goes beyond the game itself: It is an immersive experience meant to highlight the best practices within non-professional football: sportsmanship, bonds with the local community, sustainability, use of technology, and friendship among clubs. We therefore believe the FENIX Trophy will significantly support our social-impact football value proposition. The FENIX Trophy was inaugurated in 2021 with eight clubs participating and had its first tournament from September 2021 to June 2022. We believe that the initial competition exceeded our expectations of its value for our social-impact football brand. The tournament was a public relations success – the Final Eight of the FENIX Trophy tournament, which took place in Rimini, Italy in June 2022, enjoyed extensive national (SKY Sports TV) and international (ZDF) media coverage. We capitalized on this success and included an additional club in the FENIX Trophy’s 2022-2023 tournament, with the final four matches taking place in Milan, Italy in June 2023. For the FENIX Trophy’s 2023-2024 tournament, twelve clubs participated from across Europe, with the final four matches taking place in Desenzano del Garda, Italy in May 2024. For the FENIX Trophy’s 2024-2025 tournament, there are sixteen clubs participating from across Europe, with the final four matches taking place in Lake Iseo, Italy on May 10, 2025, and May 11, 2025.

We believe the FENIX Trophy combines the best features of great international football with the spirit of non-professional football. Key matches from across Europe streamed live on the FENIX Trophy TV YouTube Channel are accompanied by values such as hospitality and sharing between the clubs. The clubs do not just meet during the game; they share fun and inspirational moments before and after, promoting cultural exchange and creating a friendly environment for clubs, players and supporters. Brera’s continuing objective is to make the FENIX Trophy an extraordinary social impact football experience with a concrete economic value for the major companies seeking to invest in social causes through sport.

We also believe that social awareness and impact has become a growing public focus due to the 2022 FIFA World Cup. As such, while the “transfer market,” in which teams can transfer players and managers in exchange for significant compensation both to the transferring teams and the transferred individuals, is expected to continue, we believe that it must ultimately be part of a vision of football that includes a bottom-up nurturing of players, including those from disadvantaged backgrounds or communities, such as those historically and currently competing for Brera FC. In October 2022, the Internet Marketing Association at its IMPACT 22 Conference named Brera FC as its award recipient for “Social Impact Through Soccer,” recognizing the Company’s focus at an international level with this distinction. We intend to be a leader in guiding the industry toward a more inclusive approach to professional football, through the use of unconventional routes and undiscovered markets with the aim to unleash their full potential.

To that end, we are developing our “Global Sports Group” portfolio of professional football and other sports clubs. Our Global Sports Group will be modeled on the collaborative, brand-aligned holding company structure of Manchester, England-based City Football Group Limited. Under our Global Sports Group structure, we have acquired or intend to acquire top-division football and other sports teams in Africa, South America, Eastern Europe, and potentially other emerging markets, and give them access to the global transfer market.

The Company is focused on bottom-up value creation from undervalued sports clubs and talent, innovation-powered business growth, and socially impactful outcomes. We expect that our experience with innovative capital-raising and revenue-generating activities will draw further revenue in the form of consulting opportunities from football and other sports clubs, associations, investors and others. Our revenue currently depends on our business strategy and marketing consultancy services which we provide to commercial clients mainly in the digital media and broadband sectors, our football school services and our FENIX Trophy tournament. We expect that our future revenues will depend on expanding these services, acquiring professional football and other sports clubs, qualifying for or winning football and other sports tournaments and earning tournament prizes, successfully providing transfer market services, and entering into sponsorship agreements.

Recent Developments

Equity Grants and Offering

On May 28, 2025, we issued 200,000 Class B Ordinary Shares to a consultant under the Brera Holdings PLC 2022 Equity Incentive Plan (the “2022 Plan”).

On May 30, 2025, we completed an initial closing of our Series B Preferred Shares financing, which has been authorized by the Company to raise up to $10.8 million through the sale of up to 2,000,000 units (the “Units”), raising gross proceeds of $143,008.20 through the issuance of 26,483 Units at an offering price of $5.40 per Unit. Each Unit consists of (i) one Series B Preferred Share and (ii) a warrant to purchase a number of Class B Ordinary Shares equal to ten percent (10%) of the number of Class B Ordinary Shares underlying the Series B Preferred Shares purchased by the investor, with an exercise price of $1.35 per whole Class B Ordinary Share. The offering is being conducted on a “best efforts” basis with Boustead serving as the placement agent. Boustead will be paid a commission equal to seven percent (7%) of the gross amount actually received by the Company in the offering and a non-accountable expense allowance equal to one percent (1%) of the gross amount actually received by the Company in the offering, and will be issued five-year warrants to acquire a number of Series B Preferred Shares sold in the offering in an amount not to exceed seven percent (7%) of the gross amount actually received by the Company divided by $5.40 (the price per share of the Units paid by investors in the offering), at an exercise price of $5.40, subject to cashless exercise.

On June 5, 2025, we issued 300,000 Class B Ordinary Shares to Pietro Bersani, our director, Chief Executive Officer, and Chief Financial Officer, 50,000 Class B Ordinary Shares to Abhi Mathews, our director and Chief Information Officer, and 50,000 Class B Ordinary Shares to Fabio Scacciavillani, our director, under the 2022 Plan.

Nasdaq Compliance

On July 16, 2024, the Company received a written notification from Nasdaq notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market tier of Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Class B Ordinary Shares for the 30 consecutive business days from May 31, 2024, to July 15, 2024, the Company no longer meets the minimum bid price requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days from the date of the notification letter, or until January 13, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Class B Ordinary Shares must have a closing bid price of at least $1.00 for a minimum of ten consecutive business days. On January 15, 2025, we received formal notice from Nasdaq that Nasdaq has granted our request for a second 180-day period, through July 14, 2025, to evidence compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). We intend to monitor our share price and to consider all available options to regain compliance with Nasdaq Listing Rule 5550(a)(2) prior to July 14, 2025, including via implementation of a reverse share split.

On May 23, 2025, we filed a notice and proxy statement to provide notice of the Company’s extraordinary general meeting, which took place on June 14, 2025, at 2:00 p.m., Greenwich Mean Time (10:00 a.m., Eastern Daylight Time), in order to (i) approve a 1-for-10 reverse share split of the Company’s ordinary shares, wherein the 50,000,000 Class A Ordinary Shares of nominal value $0.005 each will be consolidated on a 1-for-10 basis into 5,000,000 Class A Ordinary Shares of nominal value $0.05 each and the 250,000,000 Class B Ordinary Shares of nominal value $0.005 each will be consolidated on a 1-for-10 basis into 25,000,000 Class B Ordinary Shares of nominal value $0.05 each, to be effective as of 5:00 p.m. on June 25, 2025 (the “Reverse Share Split”), and (ii) approve and adopt a new constitution of the Company in order to give effect to the Reverse Share Split. Only shareholders of record at the close of business on May 21, 2025, are entitled to notice and to vote at the extraordinary general meeting and any adjournment or postponement thereof.

Corporate Information

Our corporate address and registered office are located at Connaught House, 5th Floor, One Burlington Road, Dublin 4, DO4 C5Y6, Ireland. The phone number of our registered office is +353 1 237 3700. Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102. We maintain a website at www.breraholdings.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus supplement.

THE OFFERING

Shares offered by us	2,074,074 Class B Ordinary Shares

Offering price	$0.675 per Class B Ordinary Share

Ordinary shares outstanding immediately before the offering	6,338,000 Class A Ordinary Shares and 13,425,000 Class B Ordinary Shares

Ordinary shares outstanding immediately after the offering	6,338,000 Class A Ordinary Shares and 15,499,074 Class B Ordinary Shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds”.

Conflicts of Interest	Boustead and Sutter have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because Daniel Joseph McClory is an affiliated and associated person of Boustead and Sutter and has controlling voting power in our company. Due to this conflict of interest, D. Boral is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to the registration statement and this prospectus supplement and the accompanying prospectus.

Risk factors	Investing in our Class B Ordinary Shares involves a high degree of risk. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before you make any investment in our shares.

Trading market	Our Class B Ordinary Shares are traded on The Nasdaq Capital Market tier of Nasdaq under the symbol “BREA”.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, as filed with the SEC, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of the Class B Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Securities and this Offering

In the past, we have received written notifications from Nasdaq informing us that we no longer meet certain continued listing requirements of The Nasdaq Capital Market. There is no assurance that an active trading market for our shares will be sustained.

On December 4, 2023, the Company received written notification from Nasdaq notifying the Company that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”). The Bid Price Rule requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Bid Price Rule exists if the deficiency continues for a period of 30 consecutive business days.

On February 13, 2024, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with the Bid Price Rule, as Nasdaq determined that for the last 20 consecutive business days, from January 16, 2024 to February 12, 2024, the closing bid price of the Class B Ordinary Shares had been at $1.00 per share or greater, and the matter is now closed.

On May 16, 2024, the Company received a written notification from Nasdaq notifying the Company that it is not in compliance with the periodic financial report filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) for continued listing on The Nasdaq Capital Market tier of Nasdaq since the Company had not yet filed the Form 20-F, and that the Company has 60 calendar days, or until July 15, 2024, to submit a plan to Nasdaq to regain compliance, and, if Nasdaq accepts the plan, Nasdaq may grant an exception of up to 180 calendar days from the Form 20-F’s due date, or until November 11, 2024, to regain compliance. On July 19, 2024, the Company received a written notification from Nasdaq that based on the Company’s July 19, 2024 filing of the Form 20-F the Staff determined that the Company complies with Nasdaq Listing Rule 5250(c)(1) and this matter is now closed.

On July 16, 2024, the Company received another written notification from Nasdaq notifying the Company that it is not in compliance with the Bid Price Rule. Based on the closing bid price of the Class B Ordinary Shares for the 30 consecutive business days from May 31, 2024, to July 15, 2024, the Company no longer met the minimum bid price requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days from the date of the notification letter, or until January 13, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Class B Ordinary Shares must have a closing bid price of at least $1.00 for a minimum of ten consecutive business days. Though we were not successful in regaining compliance, on January 15, 2025, we received formal notice from Nasdaq that Nasdaq has granted our request for a second 180-day period, through July 14, 2025, to evidence compliance with Bid Price Rule.

On February 7, 2025, the Company a written notification from Nasdaq notifying the Company that it does not satisfy the annual meeting requirement set forth in Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) as the Company did not hold an annual meeting of shareholders within twelve months of the end of the Company’s previous fiscal year ended December 31, 2023. In accordance with Nasdaq Listing Rule 5810(c)(2)(G), the notice provided the Company with a period of 45 calendar days from the date of the notice, or March 20, 2025, to submit a plan to regain compliance with the Annual Meeting Rule. On March 31, 2025, the Company received a written notification from Nasdaq that based on the Company holding its annual meeting on March 28, 2025, the Company is now in compliance with the Annual Meeting Rule and the matter is now closed.

On May 23, 2025, we filed a notice and proxy statement to provide notice of the Company’s extraordinary general meeting, which is expected to take place on June 14, 2025, at 2:00 p.m., Greenwich Mean Time (10:00 a.m., Eastern Daylight Time), in order to approve a 1-for-10 reverse share split of the Company’s ordinary shares to be effective as of 5:00 p.m. on June 25, 2025, and approve and adopt a new constitution of the Company in order to give effect to the reverse share split.

We intend to take all reasonable actions to ensure compliance with the Nasdaq listing rules. However, there can be no assurance that we will maintain compliance with the Nasdaq listing rules or will otherwise be in compliance with other Nasdaq listing criteria on a go-forward basis. If we are not able to maintain compliance, our shares may be delisted and you will likely experience a devaluation in the market price of your shares as well as face challenges in trading them.

Substantial future sales or issuances of our ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the perception in the public markets that these sales or issuances may occur, may depress our share price. Also, future issuances of our ordinary shares or rights to purchase ordinary shares could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

The conversion or exercise of our outstanding convertible or exercisable securities and resale of the underlying ordinary shares, and any other future issuances of our ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, would result in a decrease in the ownership percentage of existing shareholders, i.e., dilution, which may cause the market price of our ordinary shares to decline. We cannot predict the effect, if any, of future issuances, conversions, or exercises of our securities, on the price of our ordinary shares. In all events, future issuances of our ordinary shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities are likely to occur, or the perception that holders of securities convertible or exercisable for ordinary shares are likely to sell their securities, could adversely affect the market price of our ordinary shares. The effect of such dilution may be magnified as to all shares that are not or may eventually not be subject to restrictions on resale as enumerated below.

As of the date of this prospectus supplement, 731,400 Series A Preferred Shares are outstanding and 26,483 Series B Preferred Shares are outstanding. Each Series A Preferred Share and each Series B Preferred Share is convertible into eight Class B Ordinary Shares at the option of the holder, subject to adjustment as described in the certificate of designation. As a result, 5,851,200 Class B Ordinary Shares would be required to be issued upon conversion of the outstanding Series A Preferred Shares and Series B Preferred Shares. As a result, there may be significant dilution to our shareholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, in connection with the conversion of the Series A Preferred Shares and Series B Preferred Shares, which may cause a decline in the market price of our ordinary shares. Moreover, the Company is required to register the resale of the Class B Ordinary Shares that are issuable upon conversion of the Series A Preferred Shares and Series B Preferred Shares, which will allow such shares to be resold immediately into the public market without restriction, which may also adversely affect the market price of our ordinary shares. A decline in our market price could also impair our ability to raise funds in additional equity or debt financings.

Additionally, our employees, executive officers, and directors may enter into Rule 10b5-1 trading plans providing for sales of our ordinary shares from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, non-public information, subject to the Rule 144 requirements referred to above. Actual or potential resales of our ordinary shares by our employees, executive officers, and directors as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the trading price of our ordinary shares to decline and make it more difficult for you to sell our ordinary shares. The market price of our ordinary shares may drop significantly when restrictions on resale by our existing shareholders and beneficial owners lapse. The effect of these grants on the value of your shares may therefore be substantial.

We also expect that significant additional capital may be needed in the future beyond that raised in this offering to continue our planned operations, including potential acquisitions, hiring new personnel, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell ordinary shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell ordinary shares, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our shares.

We will have broad discretion in determining the specific uses of the net proceeds from the sale of the Class B Ordinary Shares pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

A large number of Class B Ordinary Shares may be sold in the market following this offering, which may significantly depress the market price of our Class B Ordinary Shares.

The Class B Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Class B Ordinary Shares may be sold in the public market following this offering. Sales of a significant number of our Class B Ordinary Shares in the public market after this offering, or the perception that such sales may occur, could adversely affect the market price of our shares.

The market price of our Class B Ordinary Shares has been volatile, and this volatility may continue, potentially leading to a depressed value at the time you wish to sell your holdings.

The U.S. stock market has experienced instances of extreme price increases followed by rapid declines, especially in 2022, with share price fluctuations that appeared unrelated to the issuers’ performance after their initial public offerings. This trend has been particularly noticeable among companies with relatively smaller public floats. We have a small public float due to the limited size of our initial public offering in January 2023 and the concentration of ownership in our principal shareholders. As a small cap company with a limited public float, the market price of our Class B Ordinary Shares has been volatile, and such volatility may persist.

From January 27, 2023, through June 13, 2025, the closing price of our Class B Ordinary Shares on the Nasdaq Capital Market has ranged from a high of $4.82 to a low of $0.5258. While the specific causes of this volatility remain unclear, our small public float could magnify the impact of actions by a few shareholders, causing the share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. This extreme volatility may confuse public investors about the true value of our shares, distort market perceptions of our financial performance and public image, and negatively affect the long-term liquidity of our Class B Ordinary Shares, regardless of our actual or expected operating results. If the Class B Ordinary Shares experience price fluctuations that seem unrelated to our business performance, investors may find it difficult to assess the true value of our shares, and our ability to access capital markets could be materially adversely affected. Furthermore, if trading volumes of our Class B Ordinary Shares are low, holders may find it difficult to liquidate their investment or may be forced to sell at depressed prices due to low trading volume. As a result, investors may experience losses on their investment in the Class B Ordinary Shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.2 million, after deducting the Placement Agents’ commissions, and our estimated offering expenses. We intend to use the net proceeds for working capital and general corporate purposes.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty and we may use the net proceeds for other purposes with which you do not agree. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant, and will be subject to compliance with applicable laws, including the Irish Companies Act, which requires Irish companies to have distributable reserves available for distribution equal to or greater than the amount of the proposed dividend. See also Item 3.D. “Risk Factors—Risks Related to the Ownership of Our Class B Ordinary Shares—We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Class B Ordinary Shares. In addition, any distribution of dividends must be in accordance with the rules and restrictions applying under Irish law.” in the 2024 Annual Report, which is incorporated by reference herein.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect of (i) the issuance of 2,400,000 Class B Ordinary Shares on January 10, 2025 at a price per share of $0.65; (ii) the issuance of 80,000 Class A Ordinary Shares on May 15, 2025 in exchange for $50,000 debt cancellation; (iii) the issuance of 1,200,000 Class B Ordinary Shares on March 6, 2025, March 31, 2025, May 28, 2025 and June 5, 2025, under the 2022 Plan; (iv) the issuance and sale of 186,400 of our Series A Preferred Shares on February 7, 2025, February 12, 2025, February 21, 2025, March 6, 2025, March 21, 2025, March 27, 2025, and March 31, 2025, at a per share price of $5.00; and (v) the issuance and sale of 41,391 Units on May 30, 2025 and June 5, 2025, at an offering price of $5.40 per Unit, with each Unit consisting of (a) one Series B Preferred Share and (b) a warrant to purchase a number of Class B Ordinary Shares, equal to ten percent (10%) of the number of Class B Ordinary Shares underlying the Series B Preferred Shares purchased by the investor, with an exercise price of $1.35 per whole Class B Ordinary Share; and

●	on a pro forma as adjusted basis to give effect to (i) the issuances described above, and (ii) the issuance and sale of 2,074,074 Class B Ordinary Shares in the registered direct offering pursuant to this prospectus supplement at the offering price of $0.675 per share, after deducting placement agent fees and other estimated offering expenses payable by us.

	As of December 31, 2024
	Actual		Pro Forma(1)		Pro Forma As Adjusted(1)
	€	$	€	$	€	$
Cash	1,531,994	1,661,853	2,511,995	2,724,923	3,664,319	3,974,923
Total long-term obligations	2,081,337	2,257,761	2,081,337	2,257,761	2,081,337	2,257,761
Shareholders’ equity
Share capital
Series A Preferred Shares, nominal value US$0.005; 10,000,000 shares designated, 545,000 issued and outstanding	2,623	2,845	3,482	3,777	3,482	3,777
Series B Preferred Shares, nominal value US$0.005; 2,500,000 shares designated, 0 issued and outstanding	-	-	191	207	191	207
Class A Ordinary Shares, nominal value US$0.005 per share, 50,000,000 Class A Ordinary Shares authorized, 6,258,000 shares issued and outstanding, 80,000 shares to be issued	29,047	31,509	29,416	31,909	29,416	31,909
Class B Ordinary Shares, nominal value US$0.005 per share, 250,000,000 Class B Ordinary Shares authorized, 9,825,000 shares issued and outstanding	46,480	50,420	63,264	68,420	72,824	78,790
Foreign exchange reserve	91,123	98,847	91,123	98,847	91,123	98,847
Capital reserves	14,181,733	15,383,843	17,374,620	18,847,375	18,517,384	20,087,004
Accumulated deficit	(10,372,176)	(11,251,370)	(11,118,882)	(12,061,370)	(11,118,882)	(12,061,370)
Non-controlling interest	(160,233)	(173,815)	(160,233)	(173,815)	(160,233)	(173,815)
Total shareholder’s equity	3,818,597	4,142,279	6,282,982	6,815,350	7,435,305	8,065,350
Total capitalization	5,899,934	6,400,040	8,364,319	9,073,111	9,516,642	10,323,111

(1)	The pro forma information is illustrative only. You should read the above table together with our financial statements and the related notes regarding the year ended December 31, 2024, included in our 2024 Annual Report, which is incorporated by reference herein.

DILUTION

Our net tangible book value was approximately $1,098,113, or approximately $0.068 per ordinary share, as of December 31, 2024. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets and deferred tax assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to our sale of 2,074,074 Class B Ordinary Shares in this offering at an offering price of $0.675 per share, and adjusting for the change in our pro forma net tangible book value subsequent to December 31, 2024 due to (i) the issuance of 2,400,000 Class B Ordinary Shares on January 10, 2025 at a price per share of $0.65; (ii) the issuance of 80,000 Class A Ordinary Shares on May 15, 2025 in exchange for $50,000 debt cancellation; (iii) the issuance of 1,200,000 Class B Ordinary Shares on March 6, 2025, March 31, 2025, May 28, 2025 and June 5, 2025, under the 2022 Plan; (iv) the issuance and sale of 186,400 of our Series A Preferred Shares on February 7, 2025, February 12, 2025, February 21, 2025, March 6, 2025, March 21, 2025, March 27, 2025, and March 31, 2025, at a per share price of $5.00; and (v) the issuance and sale of 41,391 Units on May 30, 2025 and June 5, 2025, at an offering price of $5.40 per Unit, with each Unit consisting of (a) one Series B Preferred Share and (b) a warrant to purchase a number of Class B Ordinary Shares, equal to ten percent (10%) of the number of Class B Ordinary Shares underlying the Series B Preferred Shares purchased by the investor, with an exercise price of $1.35 per whole Class B Ordinary Share, our pro forma as adjusted net tangible book value as of December 31, 2024, would have been approximately $5,021,183, or approximately $0.230 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.162 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $0.445 per share to investors purchasing Class B Ordinary Shares in this offering, as illustrated in the following table.

Offering price per Class B Ordinary Share	$0.675
Historical net tangible book value per ordinary share as of December 31, 2024	$0.068
Pro forma as adjusted net tangible book value per ordinary share as of December 31, 2024	$0.230
Increase in net tangible book value per ordinary share attributable to new investors	$0.162
Dilution per share to new investors purchasing Class B Ordinary Shares in this offering	$0.445

DESCRIPTION OF SHARE CAPITAL

The description of our authorized share capital and our outstanding securities as of the date of the filing of the 2024 Annual Report is incorporated by reference to Exhibit 2.1 to the 2024 Annual Report, and supplemented or updated as follows:

General

The authorized share capital of the Company consists of 350,000,000 shares, consisting of (i) 300,000,000 shares of ordinary shares, $0.005 nominal value per share, of which 50,000,000 shares are designated Class A Ordinary Shares, $0.005 nominal value per share, and 250,000,000 shares are designated Class B Ordinary Shares, and (ii) 50,000,000 shares of preferred shares, $0.005 nominal value per share, of which 10,000,000 are designated as Series A Preferred Shares (the “Series A Preferred Shares”) and 2,500,000 are designated as Series B Preferred Shares (the “Series B Preferred Shares”).

As of June 17, 2025, there were 6,338,000 Class A Ordinary Shares, 13,425,000 Class B Ordinary Shares, excluding 200,000 Class B Ordinary Shares issuable upon exercise of options and 243,464 Class B Ordinary Shares issuable upon exercise of warrants, 731,400 Series A Preferred Shares issued and outstanding, excluding 51,198 Series A Preferred Shares issuable upon exercise of warrants, and 41,391 Series B Preferred Shares issued and outstanding, excluding 2,897 Series B Preferred Shares issuable upon exercise of warrants.

Preferred Shares

Under our constitution, we are authorized to issue, without shareholder approval, up to 50,000,000 preferred shares, issuable in one or more series, and, subject to the provisions of the Irish Companies Act, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our board of directors may determine and as further set out in the constitution, and such rights and privileges, including dividend and voting rights, may be superior to those of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our ordinary shares and the voting and other rights of the holders of ordinary shares.

Our board of directors has designated the Series A Preferred Shares and the Series B Preferred Shares (together, the “Designated Preferred Shares”). The voting rights of the Designated Preferred Shares are limited to protective provisions, requiring consent for issuance of senior securities and material adverse amendments. The Designated Preferred Shares rank senior to our ordinary shares in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders and the holders are entitled to receive an amount per share equal to the original issue price plus any accrued but unpaid dividends before any distribution to the holders of our ordinary shares. The holders of Designated Preferred Shares are entitled to receive dividends as and when recommended and declared by our board of directors or declared by our shareholders on a pari passu basis with our ordinary shares according to the number of Class B Ordinary Shares then issuable to such holders upon conversion of the Designated Preferred Shares. Each Designated Preferred Share is convertible into eight Class B Ordinary Shares at the option of the holder, subject to adjustment as described in its respective certificate of designation. The Series A Preferred Shares are redeemable by us, commencing on the first anniversary of the original issue date, at 150% of the original issue price, payable in cash or Class B Ordinary Shares. The Series B Preferred Shares are not redeemable by us.

Transfer Agent

The transfer agent and registrar for our ordinary shares in the United States is Equiniti Trust Company, 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120. Its telephone number is (800) 689-8788.

Listing

The Class B Ordinary Shares are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “BREA”.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have engaged D. Boral Capital LLC, Boustead Securities, LLC and Sutter Securities, Inc., as our exclusive Placement Agents in connection with this offering, to solicit offers to purchase the securities offered by this prospectus supplement on a reasonable best efforts basis. The Placement Agents are not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their reasonable best efforts to arrange for the sale of Class B Ordinary Shares offered by us. Therefore, we may not sell the entire amount of Class B Ordinary Shares being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The Placement Agents do not guarantee that they will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the Placement Agents. The Placement Agents will have no authority to bind us.

We will enter into a subscription agreement directly with the investors, at the investor’s option, who purchase our Class B Ordinary Shares in this offering. Investors who do not enter into a subscription agreement shall rely solely on this prospectus supplement in connection with the purchase of our Class B Ordinary Shares in this offering. The Placement Agents may engage one or more sub-placement agents or selected dealers to assist with the offering. This offering will terminate on June 18, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the Class B Ordinary Shares purchased in this offering.

Fees and Expenses

We have agreed to pay the Placement Agents a total cash fee equal to 7.0% of the aggregate gross proceeds of this offering. We will also pay the Placement Agents a non-accountable expense allowance equal to 1.0% of the aggregate gross proceeds of this offering and reimburse the Placement Agents for legal fees and expenses in an amount up to $25,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $50,000. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.2 million.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agents or their designees warrants (the “Placement Agent Warrants”) to purchase up to 145,185 Class B Ordinary Shares (which represents 7% of the aggregate number of Class B Ordinary Shares issued in this offering). The Placement Agent Warrants will have an exercise price of $0.675 (or 100% of the public offering price per share), will terminate five years from the date of the commencement of sales in this offering, include a cashless exercise provision and will have piggy-back registration rights. The Placement Agent Warrants and underlying shares are not covered by this prospectus supplement.

Tail

We have also agreed to pay Boustead and Sutter a tail fee equal to both the cash and warrant compensation in this offering, if we complete an offering with any investor introduced to us by Sutter either directly or through its solicitation efforts, during the twelve-month period following expiration or termination of our engagement with Sutter, and/or if we complete a financing or transaction with any party which became aware of the Company or which became known to the Company, and or which completed a financing or transaction with the Company during the two-year period following the termination or expiration of our engagement with Boustead.

Determination of Offering Price

The public offering price per share we are offering was negotiated between us and the investors, in consultation with the Placement Agents, based on the trading of our Class B Ordinary Shares prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The public offering price per share will be fixed for the duration of this offering.

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agents may be required to make for these liabilities.

Regulation M

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agents will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents. Under these rules and regulations, the Placement Agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Conflicts of Interest

Boustead and Sutter have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because Daniel Joseph McClory is an affiliated and associated person of Boustead and Sutter and has controlling voting power in our company.

Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. FINRA Rule 5121 requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. D. Boral has agreed to act as a “qualified independent underwriter” for this offering. D. Boral will receive compensation of $40,000.00 for acting as a qualified independent underwriter. In addition, Boustead and Sutter will not confirm sales to any account over which it exercises discretionary authority without receiving the specific prior written approval of the account holder and retaining such approval in its records.

Other Relationships

Boustead and its affiliates have engaged, and the Placement Agents may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agents have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Placement Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of the Class B Ordinary Shares covered by this prospectus supplement and certain other legal matters as to Irish law will be passed upon for us by Philip Lee LLP, Dublin, Ireland. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Bevilacqua PLLC. Bevilacqua PLLC may rely upon Philip Lee LLP with respect to matters governed by Irish law. ArentFox Schiff LLP is acting as counsel to the Placement Agents.

EXPERTS

The audited consolidated financial statements as of December 31, 2024, incorporated herein by reference from the 2024 Annual Report, have been audited by Reliant CPA PC, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The audited consolidated financial statements as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, incorporated herein by reference from the 2024 Annual Report, have been audited by TAAD LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. In September 2024, TAAD LLP became the predecessor auditor.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://www.breraholdings.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025, and the Amendment No. 1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 28, 2025;

●	the Company’s Reports on Form 6-K furnished to the SEC on May 23, 2025, June 4, 2025, June 10, 2025 and June 16, 2025; and

●	the description of the Company’s Class B Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41606) filed with the SEC on January 26, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Brera Holdings PLC, Connaught House, 5th Floor, One Burlington Road, Dublin 4, DO4 C5Y6, Ireland, and telephone number +353 1 237 3700.

PROSPECTUS

BRERA HOLDINGS PLC

$100,000,000

Class B Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may offer, issue and sell from time to time our class B ordinary shares, $0.005 nominal value per share (“Class B Ordinary Shares”), preferred shares, debt securities, warrants, rights or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Class B Ordinary Shares are listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC under the symbol “BREA”. On February 1, 2024, the closing sale price of our Class B Ordinary Shares on the Nasdaq Capital Market was $1.075.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 6 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For the avoidance of doubt, any offer of securities (within the meaning of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”)) contained in this prospectus is addressed to less than 150 natural or legal persons per member state of the European Union and accordingly, there is no legal obligation or requirement to publish this prospectus in the European Union in accordance with the provisions of the Prospectus Regulation.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual reports on Form 20-F and our other periodic reports. Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” the “Company,” “Brera Holdings,” and similar references in this prospectus each refer to Brera Holdings PLC, a public company limited by shares incorporated in the Republic of Ireland and its consolidated subsidiaries.

Company Overview

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Brera Holdings PLC is an Irish holding company focused on expanding its social impact football (American soccer) business by developing a global portfolio of emerging football clubs and other sports clubs with increased opportunities to earn tournament prizes, gain sponsorships, and provide other professional football- and sports-related consulting services.

We seek to build on the legacy and brand of Brera FC, the first football club that we acquired in July 2022. Brera FC, known as “The Third Team of Milan,” is an amateur football association which has been building an alternative football legacy since its founding in 2000. The Company owns the trademarked FENIX Trophy Tournament, a non-professional pan-European football competition recognized by UEFA, inaugurated in September 2021 and organized by Brera FC. “FENIX” is an acronym for “Friendly European Non-professional Innovative Xenial.” BBC Sport has called the FENIX Trophy “the Champions League for amateurs,” and Brera FC hosted the 2023 finals at Milan’s legendary San Siro Stadium. In October 2022, the Internet Marketing Association at its IMPACT 22 Conference named Brera FC as its award recipient for “Social Impact Through Soccer,” recognizing the Company’s focus at an international level with this distinction.

In March 2023, we expanded to Africa with the establishment of Brera Tchumene FC, a team admitted to the Second Division League for the 2023 season in Mozambique, a country of nearly 32 million people. Brera Tchumene FC was promoted to the Moçambola, the First Division League, in November 2023, where it will play next season. In April 2023, we acquired 90% of the European first division football team Fudbalski Klub Akademija Pandev in North Macedonia, a country with participation rights in two major Union of European Football Association (“UEFA”) competitions.

In June 2023, we acquired, through open market purchases, a strategic stake in Manchester United PLC, which is listed on the New York Stock Exchange. In July 2023, we completed the acquisition of a majority ownership in the Italian Serie A1 women’s professional volleyball team UYBA Volley S.s.d.a.r.l. In September 2023, we assumed control of Bayanzurkh Sporting Ilch FC, a team in the Mongolian National Premier League, which will become Brera Ilch FC when the football season resumes in March 2024.

In January 2024, we announced the launch of a proactive search for an Italian Serie B football club target designed to bring multi-club ownership of the highest tiers of professional sports ownership to mass investors through the Company’s Nasdaq-listed shares.

The Company is focused on bottom-up value creation from undervalued sports clubs and talent, innovation-powered business growth, and socially-impactful outcomes. We expect that our experience with innovative capital-raising and revenue-generating activities will draw further revenue in the form of consulting opportunities from football clubs, associations, investors and others.

Corporate Information

We were incorporated pursuant to the laws of Ireland as Brera Holdings Limited, a private company limited by shares, on June 30, 2022, to become the holding company for Brera Milano S.r.l., an Italian limited liability company (società a responsabilità limitata). Brera Milano, the operating company and subsidiary of Brera Holdings Limited, was formed on December 20, 2016, and was named KAP S.r.l. until September 9, 2022. KAP was acquired by us on July 29, 2022. KAP was renamed Brera Milano S.r.l. on September 9, 2022. Brera Holdings Limited re-registered as an Irish public limited company and was renamed as Brera Holdings PLC on October 27, 2022.

Our corporate address and registered office are located at Connaught House, 5th Floor, One Burlington Road, Dublin 4, DO4 C5Y6, Ireland. Our company email address is info@breraholdings.com.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.breraholdings.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our Securities.

The Securities We May Offer

We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $100,000,000:

●	Class B Ordinary Shares;

●	preferred shares;

●	debt securities;

●	warrants;

●	rights; and

●	units.

We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we are permitted to, and have elected to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which could occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission (the “SEC”) as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD (Fair Disclosure) promulgated under the Exchange Act, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.

In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of The Nasdaq Stock Market LLC, or Nasdaq, for domestic U.S. issuers. We may take advantage of these home country exemptions, including the following:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require director approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

Risk Factors Summary

There are a number of risks that you should consider and understand before making an investment decision regarding securities that we are offering. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth or incorporated by reference in the section titled “Risk Factors” and before deciding whether to invest in our securities. These risks include, but are not limited to:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our business is substantially dependent on the popularity and/or competitive success of our acquired teams, which cannot be assured.

●	We had a concentration of credit risk because we derived our revenue from a limited number of customers.

●	We source our materials from a limited number of suppliers. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted.

●	If we are unable to maintain and enhance our brand and reputation, or if events occur that damage our brand and reputation, our ability to expand our fanbase, sponsors, and commercial partners or to sell significant quantities of our services may be impaired.

●	Our business is dependent upon our ability to attract players and staff, including management, recruiters, and coaches for our acquired clubs.

●	Injuries to, and illness of, players in our acquired clubs could hinder our success.

●	We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful.

●	If we are unable to maintain, train and build an effective international sales and marketing infrastructure, we will not be able to commercialize and grow our brand successfully.

●	It may not be possible to renew or replace key commercial and sponsorship agreements on similar or better terms or attract new sponsors.

●	There could be a decline in the popularity of football.

●	Our business is subject to seasonal fluctuations and our operating results and cash flow can vary substantially from period to period.

●	We operate in a highly competitive market and there can be no assurance that we will be able to compete successfully.

●	Our digital media strategy may not generate the revenue we anticipate.

Risks Related to Our Securities

Risks and uncertainties related to our securities include, but are not limited to, the following:

●	Our dual class voting structure has the effect of concentrating the voting control to holders of our Class A Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class B Ordinary Shares due to exclusion from certain stock market indices.

●	Irish law differs from the laws in effect in the United States and U.S. investors may have difficulty enforcing civil liabilities against us, our directors or members of our senior management.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

●	As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Class B Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Company currently consists of 350,000,000 shares, consisting of (i) 300,000,000 shares of ordinary shares, $0.005 nominal value per share, of which 50,000,000 shares are designated Class A Ordinary Shares, $0.005 nominal value per share, and 250,000,000 shares are designated Class B Ordinary Shares, $0.005 nominal value per share, and (ii) 50,000,000 shares of preferred shares, $0.005 nominal value per share.

As of February 2, 2024, there were 7,700,000 Class A Ordinary Shares, 3,960,000 Class B Ordinary Shares, excluding 200,000 Class B Ordinary Shares issuable upon exercise of options and 210,350 Class B Ordinary Shares issuable upon exercise of warrants, and no preference shares issued and outstanding.

For a description of our Class B Ordinary Shares and preferred shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue and is not intended to be complete. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, who shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class B Ordinary Shares, preferred shares, and/or debt securities in one or more series. We may issue warrants independently or together with our Class B Ordinary Shares, preferred shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class B Ordinary Shares, preferred shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Irish or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Class B Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Class B Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any preferred shares, warrants, debt securities, rights, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents.

To facilitate the offering of the securities offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC registration fee		$14,760.00
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus and certain other legal matters as to Irish law will be passed upon for us by Philip Lee LLP, Dublin, Ireland. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Bevilacqua PLLC.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of TAAD LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The offices of TAAD LLP are located at 20955 Pathfinder Rd, Suite 370, Diamond Bar, CA 91765.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102.

MATERIAL CHANGES

Except for the unaudited condensed consolidated financial statements for the six months ended June 30, 2023 and 2022 incorporated by reference and as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2022, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://www.breraholdings.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 1, 2023;

●	the Company’s Reports on Form 6-K furnished to the SEC on February 1, 2023, February 15, 2023, March 29, 2023, June 12, 2023, June 14, 2023, July 6, 2023, September 1, 2023, October 6, 2023, December 8, 2023, and December 29, 2023, containing our unaudited consolidated financial statements for the six months ended June 30, 2023 and 2022; and

●	the description of the Company’s Class B Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41606) filed with the SEC on January 26, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Brera Holdings PLC, Connaught House, 5th Floor, One Burlington Road, Dublin 4, DO4 C5Y6, Ireland, and telephone number +353 1 237 3700.

BRERA HOLDINGS PLC

2,074,074

Class B Ordinary Shares

PROSPECTUS SUPPLEMENT

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